Exhibit 3.2
BY-LAWS
ARTICLE I
MEETINGS OF COMMON MEMBERS
     Section 1. Meetings. Meetings of the Common Members for any purpose or purposes unless otherwise prescribed by law or the Articles of Organization or Operating Agreement of the Company, may be called by the President or by the Board of Directors (either by written instrument signed by a majority or by resolution adopted by a vote of the majority), and meetings shall be called by the Secretary whenever a Majority in Interest of the Common Members so elect in writing.
     Section 2. Place of Meetings. Meetings of the Common Members shall be held at the principal offices of this Company, unless the Board of Directors decide that a meeting shall be held at some other place within or without the State of Ohio and the notices so state.
     Section 3. Notice of Meetings. Unless waived, a written, printed, or typewritten notice of each meeting, stating the day, hour, and place, and purpose or purposes thereof, shall be served upon or mailed to each Common Member of record entitled to vote or entitled to notice, at least two (2) days before any such meeting. All notices with respect to any Units of record in the names of two or more persons may be given to whichever of such persons is named first on the books of the Company, and notice so given shall be effective as to all the holders of record of such Units.
     Notice of the time, place, and purpose of any meeting of Common Members may be dispensed with if every Common Member entitled to vote at such meeting shall attend either in person or by proxy, or if every absent Common Member entitled to such notice, shall in writing, filed with the records of the meeting, either before or after the holding of the meetings, waive such notice.
     Section 4. Quorum and Adjournment. A Majority in Interest of the Common Members entitled to vote at any meeting of Common Members, present in person or by proxy, shall constitute a quorum at such meetings. If a quorum is not present at a meeting of the Common Members, those Common Members present in person or by proxy and entitled to vote at the meeting shall have the power to adjourn the meeting without notice other than announcement at the meeting of the place, date and hour of the adjourned meeting. At an adjourned meeting at which a quorum is present in person or by proxy, the Company may transact any business which might have been transacted at the original meeting.
     Section 5. Proxies. Any Common Member of record who is entitled to attend or vote at a Meeting of the Common Members, or to assent or give consents in writing, shall be entitled to be represented or vote in such meeting, or to assent or give consents in writing, as the case may be, or to exercise any other right by proxy or proxies, appointed by an instrument in writing, signed by such Common Member or his or her duly authorized attorney, which need not be sealed, witnessed or acknowledged. A telegram, cablegram, wireless message, appearing to have been transmitted by a Common Member or his or her duly authorized attorney, or a reproduction of a writing, appointing a proxy or proxies, shall be a sufficient writing.
     Section 6. Voting. At any meeting of Common Members when a quorum is present each Common Member shall be entitled to one (1) vote in person or by proxy for each Unit registered in his or her name on the books of the Company on the date set by the Board of Directors for the determination of Common Members entitled to vote at such meeting, or if no such record date shall have been fixed, then as of the day next preceding the day on which the meeting is held.
     Section 7. Action Without Meeting. Any action which may be taken at any meeting of Common Members may be taken without a meeting if authorized by a writing signed by all of the Common Members who would be entitled to notice of a meeting for such purpose. Such writing or writings shall be filed with or entered upon the records of the Company.
ARTICLE II
UNITS
     Section 1. Certificates. No certificates evidencing the ownership of Units of the Company shall be required to be issued. If the Common Members desire to issue certificates, then certificates may be issued, and if issued shall be signed by any one of the Officers.
     Section 2. Transfers. Subject to any applicable restrictions contained in the Articles of Organization, the Operating Agreement or By-Laws of the Company, or any other restriction appearing on the certificate, the Units may be transferred on the books of the Company by the holder of such Units in person or by the holder’s lawfully appointed attorney-in-fact upon surrender for cancellation of certificates for the same number of Units, and a written assignment and power of transfer. The Company shall be entitled to treat the holder of record of any Unit or Units as the holder in fact, and accordingly shall not be bound to recognize any equitable or other claim to, or interest in, such Unit or Units on the part of any other Person.
     Section 3. Transfer Agent. The Board of Directors may, from time to time, appoint such transfer agents or registrars of Units as it shall deem advisable, and may define their powers and duties.
     Section 4. Closing of Transfer Books and Record Dates. The Board of Directors may, in its discretion, prescribe in advance a period not exceeding thirty (30) days prior to the date of any meeting of the Common Members or prior to the last day on which the consent or dissent of the Common Members may be expressed for any purpose without a meeting, during which no transfer of Units on the books of the Company may be made; or in lieu thereof may fix in advance a time not more than thirty (30) days prior to the date of any meeting of Common Members or prior to the last day on which the consent or dissent of Common Members may be expressed for any purpose without a meeting, at the time of which Common Members entitled to notice of and to vote at such a meeting or whose consent or dissent is required or may be expressed for any purpose, as the case may be, shall be determined; and all Persons who were Common Members of record at such time and no others shall be entitled to notice of and to vote at such meeting notwithstanding any transfer of Units on the books of the Company after any record date fixed as provided above.
ARTICLE III
DIRECTORS
     Section 1. Number. The number of Directors may be fixed or changed by resolution of the Common Members at any meeting of the Common Members. If the number of Directors is decreased, no reduction shall have the effect of removing any Director prior to the expiration of that Director’s term of office.
     Section 2. Election and Term. Except as provided in Article XVI of the Operating Agreement, Members of the Board of Directors shall be elected by the Common Members, and may thereafter be elected or removed at a meeting called and held for that purpose. Such election shall be by ballot whenever requested by any Common Member entitled to vote at such election; but, unless such a request is made, the election may be conducted in any manner approved at such meeting.
     Directors shall hold office until a meeting of Common Members is called to elect directors, and shall continue in office until their respective successors have been duly elected and qualified, or until the Director’s earlier resignation, removal from office or death.
     Section 3. Vacancies. If any vacancy shall occur among the Directors, or if the number of Directors shall at any time be increased, the Directors in office, although less than a quorum, by majority vote may fill the vacancy, or such vacancies or newly created directorships may be filled by the Common Members at any meeting. Such Directors elected to fill vacancies shall serve until the next election of Directors and until their successors are elected and qualified.
     Section 4. Meetings. Meetings of the Board of Directors shall be held at the principal office of the Company or at such place within or without the State of Ohio as may from time to time be fixed by resolution of the Board of Directors or by the President or as may be specified in the notice or waiver of notice of any meeting. Meetings may be held at any time upon the call of the President or the Secretary or any two (2) of the Directors in office by oral, telegraphic or written notice duly served or sent or mailed to each Director not less than two (2) days before such meeting. Meetings may be held at any time and place without notice if all the Directors are present, or if those not present shall in writing or by telegram or cable waive notice of such meeting. A meeting of the Board of Directors may be held without notice immediately following a meeting of Common Members at the place where such meeting is held. On any issue before the Board of Directors for a vote, each Director shall be entitled to one (1) vote.

     Section 5. Quorum and Adjournment. A majority of the whole authorized Common Members of the Board of Directors shall constitute a quorum for the transaction of business, provided that whenever less than a quorum is present at the time and place appointed for the meeting, a majority of those present may adjourn the meeting from time to time, without notice other than announcement at the meeting.
     Section 6. Compensation. Directors, as such, shall not receive any salary for their services, but may be granted options to acquire Units or receive other compensation as determined by a Majority in interest of the Common Members. Notwithstanding anything to the contrary, a Director may be employed by the Company as an officer, employee or otherwise, and may be compensated therefor.
     Section 7. Rules for Governance. For the government of its actions, the Board of Directors may adopt rules consistent with the Articles of Organization, the Operating Agreement and these By-Laws.
     Section 8. Action Without Meeting. Any action which may be taken at a meeting of Directors may be taken without a meeting if authorized by a writing signed by all of the Directors who would be entitled to a notice of a meeting for such purpose.
ARTICLE IV
OFFICERS
     Section 1. General Provisions. The Board of Directors shall elect a President, Chief Executive Officer, Chief Operating Officer, such number of Vice Presidents as the Board may from time to time determine, a Secretary and Treasurer. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine to be necessary or beneficial. The President shall be, but the other officers need not be, chosen from among the Common Members of the Board of Directors. Any two (2) or more of such offices, other than that of President and Vice President, or Secretary and Assistant Secretary, or Treasurer and Assistant Treasurer, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.
     Section 2. Term of Office. Unless sooner removed by the Board of Directors, resignation or death, the Officers of the Company shall hold office until their successors are elected and qualified. The Board of Directors may remove any Officer at any time, with or without cause, by a majority vote. If any office shall become vacant, for any reason, the Board of Directors shall elect a successor to fill such office.

ARTICLE V
DUTIES OF OFFICERS
     Section 1. President. The President shall exercise supervision over the business of the Company and over its several officers; subject, however, to the control of the Board of Directors. The President shall preside at all meetings of Common Members and shall also preside at all meetings of the Board of Directors. The President shall have authority to sign all certificates for Units and all deeds, mortgages, bonds, contracts, notes, and other instruments requiring the President’s signature, and shall have all the powers and duties prescribed by the law, and such others as the Board of Directors may from time to time assign to said office.
     Section 2. Chief Executive Officer. The Chief Executive Officer shall be responsible for strategic direction of the Company. Overall responsibility to Board of Directors for all subordinate officer accomplishments and areas of responsibility. The Chief Executive Officer shall be the final decision-maker with respect to completion of properties and suitability for refinance. The Chief Executive Officer shall give approval authority for Land Contract purchasers, sign for Company debts and Company checks.
     Section 3. Chief Operating Officer. The Chief Operating Officer shall be responsible for the management of accounting, office management, rehab, sales and counseling functions. The Chief Operating Officer shall have approval authority for land contract purchasers. The Chief Operating Officer shall preside at weekly sales and rehab meetings as well as credit review committees meetings. The Chief Operating Officer shall report to the President and Chief Executive Officer.
     Section 4. Vice Presidents. The Vice Presidents shall perform such duties as are conferred upon them by the Board of Directors or the President. At the request of the President, or in the President’s absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board) shall perform all duties of the President, and when so acting, shall have all powers of the President. The authority of Vice Presidents to sign in the name of the Company all certificates for Units and authorized deeds, mortgages, bonds, contracts, notes and other instruments shall be coordinated with like authority of the President.
     Section 5. Secretary. The Secretary shall attend all meetings and keep minutes of all the proceedings of the Common Members and Board of Directors, and shall make proper record of such minutes, which shall be attested by the Secretary, sign all deeds, mortgages, bonds, contracts, notes and other instruments executed by the Company requiring the Secretary’s signature, give notice of meetings of Common Members and Board of Directors; produce on request at each meeting of Common Members for the election of Directors a certified list of Common Members arranged in alphabetical order; keep such books as may be required by the Board of Directors, and file all reports to states, and federal government, and foreign countries; and perform such other and further duties as may from time to time be assigned to the Secretary by the Board of Directors or by the President.

     Section 6. Treasurer. The Treasurer shall have general supervision of all finances and shall receive and be in charge of all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Company, and shall do with the same as may from time to time be required by the Board of Directors. The Treasurer shall cause to be kept adequate and correct accounts of the business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital, and Units, together with such other accounts as may be required, and, upon the expiration of the Treasurer’s term of office, shall turn over to the Treasurer’s successor or to the Board of Directors, all property, books, papers, and money of the Company in the Treasurer’s hands; and shall perform such other duties as from time to time may be assigned to the Treasurer by the Board of Directors.
     Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each other Officer shall hold office at the pleasure of the Board of Directors, and perform such duties as the Board of Directors may prescribe. The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties and to fix their compensation.
     Section 8. Duties of Officers May be Delegated. In the absence of any officer of the Company, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officer to any other officer, or to a Director.
ARTICLE VI
AMENDMENTS
     These By-Laws may be amended or repealed at any meeting of Common Members called for that purpose by the affirmative votes of a Majority in Interest of the Common Members entitled to vote, or without a meeting, by the written consent of a Majority in Interest of the Common Members entitled to vote.
ARTICLE VII
CONTROLLING DOCUMENTS
     To the extent of any inconsistency between these By-Laws and the Operating Agreement of the Company, the Operating Agreement shall control.